                                                                    EXHIBIT 99.d

               AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

                              MANAGEMENT AGREEMENT

     THIS  MANAGEMENT  AGREEMENT  ("Agreement")  is made as of the  31st  day of
August, 2004, by and between AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC., a Maryland corporation (hereinafter called the "Company"),  and AMERICAN CENTURY
INVESTMENT  MANAGEMENT,  INC., a Delaware  corporation  (hereinafter  called the
"Investment Manager").

     IN  CONSIDERATION of the mutual promises and agreements  herein  contained, the parties agree as follows:

1.   SERVICES.

     (a)  INVESTMENT MANAGEMENT SERVICES. The Investment Manager shall supervise the  investments of each class of each series of shares of the Company contemplated as of the date hereof,  and each class of each subsequent series of shares as the Company shall select the Investment Manager to
          manage.  In  such  capacity,   the  Investment  Manager  shall  either
          directly,  or through the  utilization  of others as  contemplated  by
          Section 7 below,  maintain a  continuous  investment  program for each series,  determine what securities  shall be purchased or sold by each series  (including  the  allocation  of each series'  assets among the various  underlying  American  Century  funds in which the  series may invest),  secure and evaluate such  information as it deems proper and take  whatever  action is  necessary  or  convenient  to  perform  its functions,  including  the placing of  purchase  and sale  orders.  In performing its duties  hereunder,  the Investment  Manager will manage the  portfolio  of all classes of shares of a  particular  series as a single portfolio.

     (b)  SHAREHOLDER SERVICES.  The Investment Manager may provide or cause one of its affiliates to provide  shareholder and administrative  services to the shareholders of the Company ("Shareholder  Services") or it may
          engage third parties to do so. Such  Shareholder  Services and related expenses  may include,  but are not limited to, (A) placing  purchase, exchange and redemption  orders with the transfer agent; (B) providing shareholders  with a service that invests the assets of their accounts in shares  pursuant to specific or  pre-authorized  instructions;  (C)
          processing  dividend  payments on behalf of shareholders and assisting shareholders in changing  dividend options,  account  designations and addresses;  (D) providing and  maintaining  elective  services such as
          wire  transfer   services;   (E)   maintaining   account  records  for
          shareholders;  (F) issuing confirmations of transactions; (G) creating
          and   forwarding   shareholder   communications   (such  as   proxies,
          shareholder  reports,  annual and semiannual  financial statements and dividend,  distribution  and tax  notices)  to  shareholders;  and (H)
          providing  other  similar   administrative  and  sub-transfer   agency
          services.  Shareholder  Services do not include those  activities  and expenses  that  are  primarily  intended  to  result  in the  sale  of additional shares.

2.   COMPLIANCE  WITH LAWS. All functions  undertaken by the Investment  Manager hereunder  shall at all times  conform to, and be in accordance  with,  any requirements imposed by:

     (a)  the Investment  Company Act and any rules and regulations  promulgated thereunder;

     (b)  any other applicable provisions of law;

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                              AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

     (c)  the Articles of  Incorporation  of the Company as amended from time to time;

     (d)  the Bylaws of the Company as amended from time to time;

     (e)  the Multiple Class Plan; and

     (f)  the registration  statement(s) of the Company, as amended from time to time,  filed  under  the  Securities  Act of 1933  and the  Investment
          Company Act.

3.   BOARD  SUPERVISION.  All  of the  functions  undertaken  by the  Investment
     Manager  hereunder  shall at all times be subject to the  direction  of the
     Board  of  Directors  of  the  Company,  its  executive  committee,  or any committee  or officers of the Company  acting  under the  authority  of the
     Board of Directors.

4.   PAYMENT OF EXPENSES. The Investment Manager will pay all of the expenses of each class of each  series of the  Company's  shares  that it shall  manage other than interest, taxes, brokerage commissions,  extraordinary expenses, the fees and expenses of those directors who are not  "interested  persons"
     as defined in the Investment  Company Act  (hereinafter  referred to as the
     "Independent Directors") (including counsel fees), and expenses incurred in connection  with the  provision of  shareholder  services and  distribution services  under a plan adopted  pursuant to Rule 12b-1 under the Investment
     Company  Act.  The  Investment  Manager  will  provide the Company with all physical facilities and personnel required to carry on the business of each class  of  each  series  of the  Company's  shares  that it  shall  manage, including but not limited to office space,  office furniture,  fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid  personnel.  The  Investment  Manager may at its expense employ others to provide all or any part of such facilities and personnel.

5.   ACCOUNT  FEES.  The  Company,  by  resolution  of the  Board of  Directors, including a majority of the  Independent  Directors,  may from time to time authorize the  imposition of a fee as a direct charge  against  shareholder accounts of any class of one or more of the series, such fee to be retained by the Company or to be paid to the Investment  Manager to defray  expenses which would otherwise be paid by the Investment  Manager in accordance with the provisions of paragraph 4 of this Agreement.  At least sixty days prior written  notice  of the  intent  to  impose  such  fee must be given to the shareholders of the affected class and series.

6.   FEES.

     (a)  INVESTMENT MANAGEMENT FEE. No class or series of the Company shall pay to the Investment Manager a fee for the investment management services rendered hereunder.

     (b)  ADMINISTRATIVE  FEE.  In  consideration  of the  Shareholder  Services provided  by the  Investment  Manager,  each  class of each  series of shares of the Company  managed by the Investment  Manager shall pay to the  Investment  Manager an  administrative  fee that is calculated as described  in this  Section  6 using  the fee  schedule  set  forth on
          Schedule A.

     (c)  DAILY  ADMINISTRATIVE  FEE  CALCULATION.  For each  calendar day, each class of each series of shares set forth on Schedule A shall accrue an administrative  fee calculated by  multiplying  the Per Annum Fee Rate for that  class  times the net  assets  of the class on that day,  and further dividing that product by 365 (366 in leap years).

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                              AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

     (d)  MONTHLY  ADMINISTRATIVE FEE PAYMENT. On the first business day of each month,  each class of each  series of shares  set forth on  Schedule A shall pay the  administrative  fee to the  Investment  Manager for the previous month. The fee for the previous month shall be the sum of the
          Daily  Administrative  Fee  Calculations  for each calendar day in the previous month.

     (e)  ADDITIONAL SERIES OR CLASSES. In the event that the Board of Directors of the  Company  shall  determine  to issue any  additional  series or classes of shares for which it is proposed that the Investment Manager serve as investment  manager,  the Company and the Investment  Manager may enter into an Addendum to this Agreement setting forth the name of the series  and/or  class,  the Fee  Schedule  for each and such other terms and  conditions  as are  applicable  to the  management  of such series of shares.

7.   SUBCONTRACTS.  In rendering  the  services to be provided  pursuant to this
     Agreement,  the  Investment  Manager  may,  from  time to time,  engage  or associate  itself  with  such  persons  or  entities  as it  determines  is necessary or convenient in its sole  discretion  and may contract with such
     persons  or  entities  to  obtain  information,   investment  advisory  and
     management services, or such other services as the Investment Manager deems appropriate.  Any fees,  compensation  or  expenses  to be paid to any such person or entity shall be paid by the Investment Manager, and no obligation to such person or entity  shall be incurred on behalf of the  Company.  Any arrangement  entered into pursuant to this paragraph  shall,  to the extent required by law, be subject to the  approval of the Board of  Directors  of the Company,  including a majority of the  Independent  Directors,  and the shareholders of the Company.

8.   CONTINUATION OF AGREEMENT.  This Agreement shall continue in effect, unless sooner terminated as hereinafter  provided,  for a period of two years from the execution  hereof,  and for as long  thereafter as its  continuance  is specifically  approved at least  annually  (a) by the Board of Directors of the Company or by the vote of a majority of the outstanding class of voting securities  of  each  series  and  (b) by the  vote  of a  majority  of the
     Directors  of  the  Company,  who  are  not  parties  to the  Agreement  or interested  persons of any such party,  cast in person at a meeting  called for the purpose of voting on such approval.

9.   TERMINATION.  This Agreement may be terminated by the Investment Manager at any time without  penalty upon giving the Company 60 days' written  notice, and may be terminated at any time without penalty by the Board of Directors of  the  Company  or by  vote  of a  majority  of  the  outstanding  voting securities of each class of each series on 60 days'  written  notice to the
     Investment Manager.

10.  EFFECT OF ASSIGNMENT.  This Agreement shall automatically  terminate in the event of assignment by the Investment  Manager,  the term  "assignment" for this  purpose  having  the  meaning  defined  in  Section  2(a)(4)  of  the
     Investment Company Act.

11.  OTHER  ACTIVITIES.  Nothing herein shall be deemed to limit or restrict the right of the  Investment  Manager,  or the  right  of any of its  officers, directors or employees (who may also be a director,  officer or employee of the  Company),  to  engage  in any other  business  or to  devote  time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

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                              AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

12.  STANDARD OF CARE. In the absence of willful  misfeasance,  bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the  Investment  Manager,  it, as an  inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with,  rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

13.  SEPARATE AGREEMENT.  The parties hereto acknowledge that certain provisions of the Investment Company Act, in effect, treat each series of shares of an investment  company  as a separate  investment  company.  Accordingly,  the parties  hereto  hereby  acknowledge  and agree that,  to the extent deemed appropriate and consistent with the Investment  Company Act, this Agreement shall be deemed to constitute a separate  agreement  between the Investment
     Manager and each series of shares of the Company  managed by the Investment
     Manager.

14.  USE OF THE NAME "AMERICAN CENTURY" AND OTHER TRADEMARKS. The name "American
     Century" and other  trademarks  and service marks now existing or hereafter created or adopted by American  Century  Services  Corporation  ("ACSC") in
     connection  with the marketing of the Company's  shares (the  "Marks"),  as well as all rights to use the Marks,  are the  exclusive  property of ACSC,
     its  successors  and  assigns.   ACSC  has  consented  to,  and  granted  a
     non-exclusive  license for, the use by the Company of the Marks,  including use of  certain of the Marks in the name of the  Company  and any series of shares thereof.  Such consent and  non-exclusive  license may be revoked by
     ACSC in its discretion if ACSC, the Investment  Manager, or a subsidiary or affiliate  of either of them is not employed as the  investment  advisor of each series of shares of the Company. In the event of such revocation,  the
     Company  and each  series of shares  thereof  using any of the Marks  shall cease  using  the  Marks,  unless  otherwise  consented  to by  ACSC or any successor to its interest in the Marks.

     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed by their respective duly authorized  officers as of the day and year first above written.

Attest:                                   AMERICAN CENTURY ASSET ALLOCATION
                                          PORTFOLIOS, INC.

/s/ CHARLES A. ETHERINGTON                /s/ WILLIAM M. LYONS
-----------------------------------       -----------------------------------
CHARLES A. ETHERINGTON                    WILLIAM M. LYONS
Assistant Secretary                       President

Attest:                                   AMERICAN CENTURY INVESTMENT
                                          MANAGEMENT, INC.

/s/ CHARLES C.S. PARK                     /s/ MARK MALLON
-----------------------------------       -----------------------------------
CHARLES C.S. PARK                         MARK MALLON
Secretary                                 Senior Vice President and
                                          Chief Investment Officer

                                                                          Page 4

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.                Schedule A: Fee Schedules
-------------------------------------------------------------------------------------------

                                   SCHEDULE A

                                  FEE SCHEDULES

---------------------------------------- --------------------------------------------------
                                                ADMINISTRATIVE FEE SCHEDULE BY CLASS
---------------------------------------- ------------- --------------- ---------- ---------
                  SERIES                   INVESTOR     INSTITUTIONAL    ADVISOR      R
---------------------------------------- ------------- --------------- ---------- ---------
My Retirement 2015 Portfolio                0.20%           0.00%         0.20%     0.20%
---------------------------------------- ------------- --------------- ---------- ---------
My Retirement 2025 Portfolio                0.20%           0.00%         0.20%     0.20%
---------------------------------------- ------------- --------------- ---------- ---------
My Retirement 2035 Portfolio                0.20%           0.00%         0.20%     0.20%
---------------------------------------- ------------- --------------- ---------- ---------
My Retirement 2045 Portfolio                0.20%           0.00%         0.20%     0.20%
---------------------------------------- ------------- --------------- ---------- ---------
My Retirement Income Portfolio              0.20%           0.00%         0.20%     0.20%
---------------------------------------- ------------- --------------- ---------- ---------
One Choice Portfolio: Very Conservative     0.00%            n/a           n/a       n/a
---------------------------------------- ------------- --------------- ---------- ---------
One Choice Portfolio: Conservative          0.00%            n/a           n/a       n/a
---------------------------------------- ------------- --------------- ---------- ---------
One Choice Portfolio: Moderate              0.00%            n/a           n/a       n/a
---------------------------------------- ------------- --------------- ---------- ---------
One Choice Portfolio: Aggressive            0.00%            n/a           n/a       n/a
---------------------------------------- ------------- --------------- ---------- ---------
One Choice Portfolio: Very Aggressive       0.00%            n/a           n/a       n/a
---------------------------------------- ------------- --------------- ---------- ---------

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